CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF
ROYAL OAK RESOURCES CORPORATION

Pursuant to the provisions of Section 242, of the General Corporation Law of the state of Delaware, Royal Oak
Resources Corporation, a Delaware corporation, hereinafter referred to as the "Corporation," hereby adopts the following Certificate of Amendment to its Certificate of
Incorporation:

FIRST:		The name of the Corporation is Royal Oak
Resources Corporation.

SECOND: 	Article I of the Articles of Incorporation shall
be amended to read as follows:

Article I

The name of the Corporation is HitCom Corporation

THIRD:		By executing this Certificate of Amendment to
the Certificate of Incorporation, the president and secretary of the Corporation do hereby certify that on November 28, 1995, the foregoing amendment to the Certificate of Incorporation of Royal Oak Resources Corporation, was authorized and approved pursuant to Section 242 of the General Corporation Law of the state of Delaware by the consent of the majority of the Corporation's shareholders. The number of issued and outstanding shares entitled to vote on the foregoing amendment to the Certificate of Incorporation was 1,635,000 of which 1,083, 350 shares voted for, with no shares voting against or abstaining from the foregoing amendment to the Certificate of Incorporation. No other class of shares was entitled to vote thereon as a class.

DATED this 19 day of December, 1995.

Mark Scharmann
Mark Scharmann, President

Rachel Scharmann
Rachel Scharmann, Secretary

State of Utah                   )
                                )
County of Weber                 )

On this 19 day of December, 1995, personally appeared before me, the undersigned, a notary public, Mark
Scharmann and Rachel Scharmann, who being by me first duly sworn, declared that they are the president and secretary, respectively, of the above-named corporation, that they signed the foregoing Certificate of Amendment to the Certificate of Incorporation and that the statements contained therein are true.

WITNESS MY HAND AND OFFICIAL SEAL

/s/ Julie Carpenter
Julie Carpenter, Notary Public